Exhibit 99.1

XI'AN, China, June 2, 2011 -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU) (together with is direct and indirect subsidiaries, "SkyPeople" or the “Company”), a processor and manufacturer of kiwifruit, apple, pear and other concentrated specialty fruit juices and manufacturer of Hedetang-branded fruit beverages in the People’s Republic of China (“PRC” or “China”), today released the following statements:

SkyPeople has learned that, on June 1, 2011, an entity identified itself as “Absaroka Capital Management” (the “Author”) and a short seller of the Company’s securities, published an article on an investor website making various allegations and accusations against the Company (the “Article”). The Company believes that the Article contains many materially false and inaccurate claims, including without limitation, claims relating to the Company's operations, retail and sales channels, production, financials, and industry performance.

In particular, it appears that the Author based much of its assumptions, analysis and conclusions in the Article on information and reports allegedly to have been filed by the Company with the PRC State Administration of Industry and Commerce (“SAIC”).   However, upon review of the reports contained in the Article that the Author alleges to have been filed by the Company with SAIC, it appears that such so-called SAIC reports are fake reports entirely fabricated and contain materially false information about the Company’s financial conditions and results of operations.  The “auditor” of the so-called SAIC reports contained in the Article as shown on its company stamp did not appear to be the same auditor that actually audited the financial statements of the Company’s PRC subsidiaries.

The Company believes that it is important to alert the general public to such fake reports and the false information contained therein which have been widely disseminated along with the Article and have caused material and irreparable harm to the Company and its investors. The Company is currently weighing appropriate legal remedies against the Author and the individuals that the Company believes to be behind this malicious attack.

About SkyPeople Fruit Juice, Inc.

SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd., a Vanuatu company, holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. ("SkyPeople (China)"). SkyPeople (China) is engaged in the production and sales of fruit juice concentrates (including fruit purees, fruit puree concentrates, and clear fruit juice concentrates), fruit beverages (including fruit juice beverages and fruit cider beverages), and other fruit related products (including primarily organic and non-organic fresh fruits, kiwifruit seeds and apple aroma) in and from the PRC. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brand, Hedetang, which is a registered trademark in the PRC, is positioned as a high quality, healthy and nutritious end-use juice beverage. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of SkyPeople  and its subsidiary companies. Forward looking statements can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. SkyPeople is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

For more information, please contact:

COMPANY

SkyPeople Fruit Juice, Inc.
Ms. Spring Liu, CFO
Tel:  US +1-818-390-1272
Email: spring_liu@skypeoplejuice.com
Web: www.skypeoplefruitjuice.com

INVESTOR RELATIONS:

John Mattio, SVP
HC International, Inc.
Tel: US +1-203-616-5144
Email:  john.mattio@hcinternational.net
Web:    http://www.hcinternational.net